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                                                                    EXHIBIT 10.5


Form Of Quotation And Purchase Agreement Between The Registrant And Its
Customers


     Model 40 -      Quotation Number ((Quote)) - ((Customer))

                              THERMWOOD CORPORATION
                           QUOTATION NUMBER ((Quote))

                                                                       ((Date))
Submitted To:
                           ((Customer))
                           ((Address))
                           ((City)), ((State))  ((Zip))

Submitted By:
                           Thermwood Corporation
                           P.O. Box 436
                           904 Buffaloville Road
                           Dale, Indiana 47523

                                           -------------------------------------

This quotation is valid for 90 days from the submission date

                                Q U O T A T I O N

 ============================================================
                                        =

    Thermwood Model 40, CNC Router equipped with a 48" x 96" table

DESCRIPTION

1.1. The Model 40 is a moving table, fixed gantry, heavy- duty router. It is designed to rout, shape, bore and drill low profile materials such as hardwoods, softwoods, fiberboard (MDF), particleboard, plastics and aluminum.

1.2.The ways on all axes are precision ground, hardened ways with precision bearings.

1.3.The machine base structure has steel mounting pads, each equipped with leveling bolts.

1.4.The gantry construction consists of a heavy steel weldment of structural steel tubing and plates with internal steel bracing.
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1.5. High performance closed loop AC Servo Siemens drives equipped on all axes.
     Maximum machine feed speeds up to 1200 inches per minute.

1.6. The worktable is a 48" wide by 96" deep, composite, which provides a stiff, stable work surface. The table is fly cut to provide a precision work surface.

1.7. The motor spindle unit consists of a 10 HP motor and a heavy-duty spindle. The spindle unit operates at 15,000 RPM and accepts up to a 3/4" collet.

2.0  CONTROL SYSTEM - 91000 SuperControl

2.1. The 91000 SuperControl is feature rich, high performance CNC control system configured to perform 3 axis simultaneous motions. It is a multi-processor, full multi-tasking control operating under the OS-2 operating system. It features a high level of hardware integration, extensive use of reliable surface mount technology and a built in upgrade path for future technology.

2.2. The control is equipped with a 14" full color monitor, a 85 key, 101 emulation QWERTY keyboard, a 3.2 Gigabyte hard disk drive for program and system storage, one 3 1/2", 1.4 Mb floppy disk drive, a serial port for hand held programmer interface, an infinitely variable 0 to 120% feed rate override rotary knob control and operator controls for start, stop, axis jog +, axis jog , block step +, block stop - and feed hold.

2.3. The control uses a "Windows type" operator interface offering the operator choices for program and machine operation display, pop up windows for event and information display, pop up windows for data input, and the ability to operate the machine in the background while doing other tasks on the control.

2.4. The control provides AT bus expansion slots and is compatible with most Local Area Networks (LANs) as well as a variety of peripheral computer devices.

3.0  SINGLE SOURCE RESPONSIBILITY

3.1. Thermwood is a one-stop supplier for CNC equipment. We offer you a total system, which includes a CNC control designed for your system and not adapted from another application. This is a subtle difference but can make a
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     tremendous difference in the operation of your machine. This single source responsibility is one of the key reasons why Thermwood is a leading manufacturer of CNC computer controlled routers.

4.0 SUPERIOR QUALITY

4.1. Thermwood products are quality controlled through the entire manufacturing process. The quality is controlled from 100% incoming inspection of purchased parts to the final formal check out and runoff prior to shipment. Each machine performance is checked and verified using the most advanced laser measurement system. A certification of the machine calibration goes with each machine. All of this insures that your machine is the finest quality available.

Thermwood Model 40, CNC Router
    - Programmable and controlled three-axis motion
    - High performance AC Brushless Servo Drive System with feed speeds to 1200 inches/minute
    - 6" vertical motion (Z axis)
    - Series 91000 SuperControl
    - Solid-state memory and control system, fully diagnostic.
    - 3.2 Gigabyte hard disk system for program and system storage
    - 3-1/2", 1.4 floppy disk drive
    - 14" color monitor
    - 85 key, 101 key emulation keyboard
    - EIA 274D programming
    - Feedrate over ride
    - Feed hold
    - Menu driven programming
    - 480 Volt, 60 Hz, 3 Phase power input (220 volt optional)
    - Training at Thermwood's training facility (5 days). Customer is responsible for travel and lodging.
    - Thermwood's one year limited parts warranty. (See detail copy of the warranty for other limitations)

WORK TABLE:
    - 96 inch deep by 48 inch wide moving table with a composite surface. The table moves front to back and is equipped with a single port for vacuum hold down.

TOOLING:
    - One (1) Thermwood Extended Duty Spindle Motor, 15,000 RPM at 10 HP, mounted to independent programmable Z axis with 6 inches of travel. Air requirements, 90-100 PSI, 5 CFM.
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Includes 1/2" and 3/4" collets and covernut.

MACHINE PRICE:  $______

Installation assistance by factory personnel. Includes one year labor warranty. Customer is responsible for travel costs. $______

Travel expenses for installation assistance.


OPTIONS AVAILABLE:

Portable Hand Held Programming Unit equipped with keyboard and hand wheel/pulse generator. Provides full programming, lines, arcs, speed control, and editing. Programming features can be performed at the control system. $____

Machine wired for 208 Volt, 3 Phase, 60 HZ
$-----

Machine wired for 220 Volt, 3 Phase, 60 HZ
$------

TERMS:
         30% with the order
         40% due one week prior to ship
         30% net 30 days from invoice date

FOB: Dale, IN

SHIPMENT:   8 to 10 weeks from receipt of order and deposit

         NOTE: Shipment date is based on Thermwood's backlog on the date of the quotation. Delivery time may be adjusted at the time of actual order acceptance due to changes in the backlog.